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                                                                    Exhibit 23.1







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 16, 2001 on the combined statement of revenue and certain expenses of Prentiss Acquisition Properties included in this Form 8-K/A, into the Company's previously filed Registration Statements on Forms S-3 (File No. 333-20999, File No. 333-46647, File No. 333-56237 and File No. 333-69653) and
Forms S-8 (File No. 333-14243 and File No. 333-28427).

                                                           ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania
May 14, 2001






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